Calculation of Filing Fee Tables
S-3
HBT Financial, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, par value $0.01 per share	457(o)
		Equity	Preferred Stock, par value $0.01 per share	457(o)
		Debt	Debt securities	457(o)
		Equity	Warrants	457(o)
		Equity	Depositary Shares	457(o)
		Other	Subscription Rights	457(o)
		Other	Stock Purchase Contracts	457(o)
		Other	Stock Purchase Units	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 50,000,000.00	0.0001381	$ 6,905.00
Fees to be Paid	2	Equity	Common Stock, par value $0.01 per share	457(a)	1,000,000	$ 29.15	$ 29,150,000.00	0.0001381	$ 4,025.61
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Stock, par value $0.01 per share	415(a)(6)						S-3	333-270466	04/19/2023
Carry Forward Securities		Equity	Preferred Stock, par value $0.01 per share	415(a)(6)						S-3	333-270466	04/19/2023
Carry Forward Securities		Debt	Debt securities	415(a)(6)						S-3	333-270466	04/19/2023
Carry Forward Securities		Equity	Warrants	415(a)(6)						S-3	333-270466	04/19/2023
Carry Forward Securities		Equity	Depositary Shares	415(a)(6)						S-3	333-270466	04/19/2023
Carry Forward Securities		Other	Subscription Rights	415(a)(6)						S-3	333-270466	04/19/2023
Carry Forward Securities		Other	Stock Purchase Contracts	415(a)(6)						S-3	333-270466	04/19/2023
Carry Forward Securities		Other	Stock Purchase Units	415(a)(6)						S-3	333-270466	04/19/2023
Carry Forward Securities		Other	Units	415(a)(6)						S-3	333-270466	04/19/2023
Carry Forward Securities	3	Unallocated (Universal) Shelf		415(a)(6)			$ 100,000,000.00			S-3	333-270466	04/19/2023	$ 11,020.00
Carry Forward Securities		Equity	Common Stock, par value $0.01 per share	415(a)(6)	3,000,000		$ 68,040,000.00			S-3	333-270466	04/19/2023	$ 7,498.00
			Total Offering Amounts:				$ 247,190,000.00		$ 10,930.61
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 10,930.61
Offering Note
[1]	Note 1.a. Calculated in accordance with Rule 457(o) under the Securities Act of 1933. The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance of the securities registered by this registration statement. The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee. With respect to the primary offering, in no event will the aggregate offering price of all securities issued by the registrant from time to time pursuant to this registration statement exceed $150,000,000. With respect to the primary offering, the amount registered is not specified as to each class of securities to be registered hereunder pursuant to Instruction 2.A.iii.b. of Item 16(b) of Form S-3 under the Securities Act of 1933. Note 1.b. This registration statement registers securities with a maximum aggregate offering price of $247,190,000. Of these securities, securities with a maximum aggregate offering price of $168,040,000 (the "Unsold Securities") represent unsold securities previously registered by the registrant on its Registration Statement on Form S-3 filed on March 10, 2023 and declared effective on April 19, 2023 (File No. 333-270466) (the "Prior Registration Statement"). In connection with the Prior Registration Statement, the registrant paid $18,518.00 in registration fees related to the Unsold Securities that will be applied to the securities registered pursuant to this registration statement. In accordance with Question 212.24 of the Securities and Exchange Commission, Division of Corporation Finance's Compliance and Disclosure Interpretations regarding Securities Act Rules, the registrant is not required to pay any additional fee with respect to the Unsold Securities being included in this registration statement in reliance on Rule 415(a)(6), because such Unsold Securities (and associated fees) are being moved from the Prior Registration Statement to this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. Note 1.c. Shares of common stock or preferred stock may be issued in primary offerings, upon conversion of debt securities or preferred stock registered hereby or upon the exercise of warrants or subscription rights to purchase preferred stock or common stock. Note 1.d. The debt securities being registered hereunder will consist of one or more series of senior debt securities or subordinated debt securities, or any combination thereof, as more fully described herein. Note 1.e. Warrants exercisable for common stock, preferred stock, debt securities or other securities. Note 1.f. The depositary shares registered hereunder will be evidenced by depositary receipts issued pursuant to a deposit agreement. If the registrant elects to offer to the public fractional interests in shares of preferred stock, then depositary receipts will be distributed to those persons purchasing the fractional interests and the shares will be issued to the depositary under the deposit agreement. Note 1.g. Subscription rights evidencing the right to purchase common stock or other securities.

[2]	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933 and calculated pursuant to 457(c) under the Securities Act of 1933 based on the average of the high and low prices of the registrant's common stock on the Nasdaq Global Select Market on February 18, 2026.

[3]	See Offering Note 1.a.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A